Exhibit 99.1

Heritage Commerce Corp Reports Record Earnings of $7.4 Million for the Second Quarter 2017

San Jose, CA — July 27, 2017 — Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank”), today reported net income increased 2% to $7.4 million, or $0.19 per average diluted common share for the second quarter of 2017, compared to $7.3 million, or $0.19 per average diluted common share for the second quarter of 2016, and increased 14% from $6.5 million, or $0.17 per average diluted common share for the first quarter of 2017.  For the six months ended June 30, 2017, net income increased 4% to $14.0 million, or $0.36 per average diluted common share, from $13.4 million, or $0.35 per average diluted common share, for the six months ended June 30, 2016.

“We again demonstrated the effectiveness of our business strategy as we delivered record profits in the second quarter, up 14% on a linked quarter basis,” said Walter Kaczmarek, President and Chief Executive Officer.  “Steady loan grown, with continued strength in commercial real estate (“CRE”) loans, generated increased net interest income.  Deposit growth was robust increasing 15% with core deposits, excluding all time deposits and CDARS deposits, increasing 19% over the second quarter a year ago.”

“Asset quality continued to be excellent with nonperforming assets (“NPAs”) declining 29% from a year ago, and 40% on a linked quarter basis.  Classified assets declined 67% over the second quarter a year ago, and 28% from the preceding quarter,” said Mr. Kaczmarek.

“We continue to deliver solid financial results through the dedication of our employees and an unwavering focus  on our customers and shareholders,” added Mr. Kaczmarek.

Second Quarter 2017 Highlights (as of, or for the periods ended June 30, 2017, compared to March 31, 2017, and June 30, 2016, except as noted):

♦

Diluted earnings per share totaled $0.19 for the second quarter of 2017, compared to $0.19 for the second quarter of 2016, and $0.17 for the first quarter of 2017. The second quarter of 2016 included a $1.0 million gain on proceeds from company-owned life insurance.  Diluted earnings per share totaled $0.36 for the first six months of 2017, compared to $0.35 per diluted share for the first six months of 2016.

♦

For the second quarter of 2017, the return on average tangible assets was 1.14%, and the return on average tangible equity was 14.00%, compared to 1.28% and 14.68%, respectively, for the second quarter of 2016, and 1.05% and 12.69%, respectively, for the first quarter of 2017. The return on average tangible assets was 1.10%, and the return on average tangible equity was 13.41%, for the first six months of 2017, compared to 1.17% and 13.66%, respectively, for the first six months of 2016.

♦

During the second quarter of 2017, the Company completed an underwritten public offering of $40.0 million aggregate principal amount of its fixed-to-floating rate subordinated notes (“Subordinated Debt”) due June 1, 2027. The Subordinated Debt initially bears a fixed interest rate of 5.25% per year for five years and converts to floating rate of three month LIBOR plus 3.365% thereafter. The Subordinated Debt, net of unamortized issuance costs, totaled $39.1 million at June 30, 2017, and qualifies as Tier 2 capital for the Company under the guidelines established by the Federal Reserve Bank.

♦

Net interest income increased 10% to $24.9 million for the second quarter of 2017, compared to $22.7 million for the second quarter of 2016, and increased 5% from $23.8 million for the first quarter of 2017. For the first six months of 2017, net interest income increased 8% to $48.8 million, compared to $45.0 million for the first six months of 2016.

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For the second quarter of 2017, the fully tax equivalent (“FTE”) net interest margin contracted 20 basis points to 4.07% from 4.27% for the second quarter of 2016.  The contraction was primarily due to a higher average balance of lower yielding excess funds at the Federal Reserve Bank, and the issuance of the Subordinated Debt.  This was partially offset by higher average balances of loans and securities, and the impact of increases in the prime rate on loan yields and overnight funds.

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The net interest margin improved one basis point to 4.07% for the second quarter of 2017, from 4.06% for the first quarter of 2017.  The improvement was primarily due to higher average balances and yields on loans and securities, partially offset by the issuance of the Subordinated Debt.

•

For the first six months of 2017, the net interest margin contracted 18 basis points to 4.06%, compared to 4.24% for the first six months of 2016.  The contraction was primarily due to a higher average balance of lower yielding excess funds at the Federal Reserve Bank, the issuance of the Subordinated Debt, and a decrease in the accretion of the loan purchase discount into loan interest income from the Focus Business Bank (“Focus”) acquisition.  This was partially offset by an increase in the average balances of loans and securities, and the impact of increases in the prime rate on loan yields and overnight funds.

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The impact of the Subordinated Debt and the related investment in excess funds at the Federal Reserve Bank resulted in a five basis points reduction to the net interest margin for the second quarter of 2017, and a three basis points reduction to the net interest margin for the first six months of 2017.

♦

The total purchase discount on non-impaired loans from the Focus loan portfolio was $4.6 million at August 20, 2015 (“the acquisition date”), of which $3.4 million has been accreted into loan interest income from the acquisition date through June 30, 2017.

•

The accretion of the loan purchase discount into loan interest income from the Focus transaction was $257,000 for the second quarter of 2017, compared to $276,000 for the second quarter of 2016, and $213,000 for the first quarter of 2017.

•	The accretion of the loan purchase discount into loan interest income from the Focus transaction was $470,000 for the first six months of 2017, compared to $794,000 for the first six months of 2016.

♦

Loans, excluding loans held-for-sale, increased $102.2 million, or 7%, to $1.57 billion at June 30, 2017, compared to $1.46 billion at June 30, 2016, which included an increase of $57.8 million, or 4% in the Company’s legacy portfolio, $37.9 million of purchased CRE loans, and an increase of  $15.9 million of purchased residential mortgage loans, partially offset by a decrease of $9.4 million in the factored receivables portfolio.

•     Loans increased $53.0 million, or 4%, to $1.57 billion at June 30, 2017, compared to $1.51 billion at March 31, 2017.

♦

The allowance for loan losses (“ALLL”) was 1.24% of total loans at June 30, 2017, compared to 1.36% at June 30, 2016, and 1.26% at March 31, 2017.  The ALLL to total nonperforming loans was 614.22% at June 30, 2017, compared to 456.90% at June 30, 2016, and 353.89% at March 31, 2017.

•     NPAs decreased to $3.3 million, or 0.12% of total assets, at June 30, 2017, compared to $4.7 million, or 0.20% of total assets, at June 30, 2016, and $5.6 million, or 0.21% of total assets, at March 31, 2017.

•     Classified assets declined to $7.5 million, or 0.27% of total assets, at June 30, 2017, compared to $22.8 million, or 0.96% of total assets, at June 30, 2016, and $10.4 million, or 0.39% of total assets, at March 31, 2017.

•     Net recoveries totaled $308,000 for the second quarter of 2017, compared to net recoveries of $112,000 for the second quarter of 2016, and net charge-offs of $275,000 for the first quarter of 2017.

•     There was a ($46,000) credit to the provision for loan losses for the second quarter of 2017, compared to a $351,000 provision for loan losses for the second quarter of 2016, and $321,000 provision for loan losses for the first quarter of 2017.  There was a $275,000 provision for loan losses for the six months ended June 30, 2017, compared to a $752,000 provision for loan losses for the six months ended June 30, 2016.

♦

Total deposits increased $300.9 million, or 15%, to $2.37 billion at June 30, 2017, compared to $2.07 billion at June 30, 2016, and increased $44.6 million, or 2%, from $2.33 billion at March 31, 2017.

♦

The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded the regulatory guidelines for a well-capitalized financial institution under the Basel III regulatory requirements at June 30, 2017.

			Well-capitalized	Fully Phased-in
			Financial	Basel III
			Institution	Minimal
	Heritage	Heritage	Basel III	Requirement (1)
	Commerce	Bank of	Regulatory	Effective
CAPITAL RATIOS	Corp	Commerce	Guidelines	January 1, 2019
Total Risk-Based	14.4%	13.2%	10.0%	10.5%
Tier 1 Risk-Based	11.4%	12.2%	8.0%	8.5%
Common Equity Tier 1 Risk-Based	11.4%	12.2%	6.5%	7.0%
Leverage	8.5%	9.1%	5.0%	4.0%

(1)	Requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.

Operating Results

Net interest income increased 10% to $24.9 million for the second quarter of 2017, compared to $22.7 million for the second quarter of 2016, and increased 5% from $23.8 million for the first quarter of 2017. Net interest income increased 8% to $48.8 million for the six months ended June 30, 2017, compared to $45.0 million for the six months ended June 30, 2016. Net interest income increased for the second quarter of 2017 and the first six months of 2017, compared to the respective periods in 2016, primarily due to the impact of loan growth, and an increase in the average balance of investment securities.

For the second quarter of 2017, the net interest margin (FTE) contracted 20 basis points to 4.07% from 4.27% for the second quarter of 2016.  The contraction was primarily due to a higher average balance of lower yielding excess funds at the Federal Reserve Bank, and the issuance of the Subordinated Debt.  This was partially offset by higher average balances of loans and securities, and the impact of increases in the prime rate on loan yields and overnight funds.  The net interest margin improved one basis point for the second quarter of 2017, from 4.06% for the first quarter of 2017.  The improvement was primarily due to higher average balances and yields on loans and securities, partially offset by the issuance of the Subordinated Debt.

For the first six months of 2017, the net interest margin contracted 18 basis points to 4.06%, compared to 4.24% for the first six months of 2016.  The contraction was primarily due to a higher average balance of lower yielding excess funds at the Federal Reserve Bank, the issuance of the Subordinated Debt, and a decrease in the accretion of the loan purchase discount into loan interest income from the Focus acquisition.  This was partially offset by an increase in the average balances of loans and securities, and the impact of increases in the prime rate on loan yields and overnight funds.

There was a $46,000 credit to the provision for loan losses for the second quarter of 2017, compared to a provision for loan losses of $351,000 for the second quarter of 2016, and a provision for loan losses of $321,000 for the first quarter of 2017. There was a $275,000 provision for loan losses for the six months ended June 30, 2017, compared to a $752,000 provision for loan losses for the six months ended June 30, 2016.

Noninterest income was $2.3 million for the second quarter of 2017, compared to $3.7 million for the second quarter of 2016, and $2.3 million for the first quarter of 2017.  For the six months ended June 30, 2017, noninterest income was $4.6 million, compared to $6.3 million for the six months ended June 30, 2016.  The decrease in noninterest income for the second quarter and first six months of 2017, compared to the same periods in 2016, was primarily due to a $1.0 million gain on proceeds from company-owned life insurance in the second quarter of 2016, and gains on sales of investment securities of $347,000 and $527,000 in the second quarter of 2016 and first six months of 2016, respectively.  The decrease was partially offset by a $200,000 termination fee received from one customer of Bay View Funding, which was included in other noninterest income in the second quarter of 2017.

Total noninterest expense for the second quarter of 2017 was $15.3 million, compared to $14.4 million for the second quarter of 2016, and $15.3 million for the first quarter of 2017.  Noninterest expense for the six months ended June 30, 2017 was $30.6 million, compared to $29.1 million for the six months ended June 30, 2016. The increase in noninterest expense in the second quarter of 2017 and the first six months of 2017, compared to the respective periods in 2016, was primarily due to higher salaries and employee benefits as a result of annual salary increases.  Noninterest expense was lower for the second quarter of 2017, compared to the first quarter of 2017, primarily due to lower salary and employee benefits and professional fees consistent with the cylical nature of these expenses.  Full time equivalent employees were 269 at June 30, 2017, 268 at June 30, 2016, and 269 at March 31, 2017.

The efficiency ratio for the second quarter of 2017 was 56.03%, compared to 54.47% for the second quarter of 2016, and 58.68% for the first quarter of 2017. The efficiency ratio for the six months ended June 30, 2017 was 57.33%, compared to 56.63% for the six months ended June 30, 2016.

Income tax expense for the second quarter of 2017 was $4.6 million, compared to $4.4 million for the second quarter of 2016, and $3.9 million for the first quarter of 2017. The effective tax rate for the second quarter of 2017 was 38.0%, compared to 37.5% for the second quarter of 2016, and 37.6% for the first quarter of 2017.  Income tax expense for the six months ended June 30, 2017 was $8.5 million, compared to $8.1 million for the six months ended June 30, 2016. The effective tax rate for the six months ended June 30, 2017 was 37.8%, compared to 37.7% for the six months ended June 30, 2016. The difference in the effective tax rate for the periods reported, compared to the combined Federal and state statutory tax rate of 42%, is primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low income housing limited partnerships (net of low income housing investment losses), and tax-exempt interest income earned on municipal bonds.

Balance Sheet Review, Capital Management and Credit Quality

Total assets increased 15% to $2.73 billion at June 30, 2017, compared to $2.38 billion at June 30, 2016, and increased 3% from $2.64 billion at March 31, 2017.

The investment securities available-for-sale portfolio totaled $369.9 million at June 30, 2017, compared to $390.4 million at June 30, 2016, and $341.6 million at March 31, 2017.  At June 30, 2017, the Company’s securities available-for-sale portfolio was comprised of $353.0 million agency mortgage-backed securities (all issued by U.S. Government sponsored entities), and $16.9 million of single entity issue trust preferred securities. The pre-tax unrealized gain on securities available-for-sale at June 30, 2017 was $472,000, compared to a pre-tax unrealized gain on securities available-for-sale of $7.7 million at June 30, 2016, and a pre-tax unrealized loss on securities available-for-sale of ($1.1) million at March 31, 2017.  All other factors remaining the same, when market interest rates are rising, the Company will experience a lower unrealized gain (or a higher unrealized loss) on the securities portfolio. During the second quarter of 2017, the Company purchased $40.3 million of agency mortgage-backed investment securities available-for-sale, with a weighted average book yield of 2.33%, and an average duration of 4.78 years.

At June 30, 2017, investment securities held-to-maturity totaled $368.3 million, compared to $210.2 million at June 30, 2016, and $341.4 million at March 31, 2017.  At June 30, 2017, the Company’s securities held-to-maturity portfolio, at amortized cost, was comprised of $278.4 million tax-exempt municipal bonds, and $89.9 million agency mortgage-backed securities.   During the second quarter of 2017, the Company purchased $37.2 million of agency mortgage-backed securities held-to-maturity, with a weighted average book yield of 2.38%, and an average duration of 4.96 years.

Loans, excluding loans held-for-sale, increased $102.2 million, or 7%, to $1.57 billion at June 30, 2017, compared to $1.46 billion at June 30, 2016, which included an increase of $57.8 million, or 4% in the Company’s legacy portfolio, $37.9 million of purchased CRE loans, and an increase of $15.9 million of purchased residential mortgage loans, partially offset by a decrease of $9.4 million in the factored receivables portfolio.  Loans increased $53.0 million, or 4%, to $1.57 billion at June 30, 2017, compared to $1.51 billion at March 31, 2017.

The loan portfolio remains well-diversified with commercial and industrial (“C&I”) loans accounting for 39% of the loan portfolio at June 30, 2017, which included $42.4 million of factored receivables. CRE loans accounted for 47% of the total loan portfolio, of which 42% were occupied by businesses that own them.  Consumer and home equity loans accounted for 6% of total loans, land and construction loans accounted for 5% of total loans, and residential mortgage loans accounted for the remaining 3% of total loans at June 30, 2017.

The commercial loan portfolio of $610.7 million at June 30, 2017 remained relatively consistent at $610.4 million at June 30, 2016.  The commercial loan portfolio increased $1.3 million from $609.4 million at March 31, 2017.  C&I line usage was 40% at June 30, 2017, compared to 42% at June 30, 2016, and 40% at March 31, 2017.

The CRE loan portfolio increased $112.0 million, or 18%, to $731.5 million at June 30, 2017, compared to $619.5 million at June 30, 2016, which included an increase of $74.1 million, or 12%, in the Company’s legacy portfolio, and $37.9 million of purchased CRE loans.  There were no purchased CRE loans at June 30, 2017.  The CRE loan portfolio increased $51.5 million, or 8%, from $680.0 million at March 31, 2017, primarily due to an increase in the Company’s legacy portfolio.

The yield on the loan portfolio increased to 5.64% for the second quarter of 2017, compared to 5.60% for the second quarter of 2016, primarily due to increases in the prime rate, partially offset by the impact of lower yielding purchased residential mortgage loans and purchased CRE loans.  The yield on the loan portfolio also increased from 5.53% for the first quarter of 2017.  The yield on the Company’s legacy loan portfolio (excluding the purchased residential loans, purchased CRE loans, factored receivables portfolio, and accretion of the loan purchase discount from the Focus transaction) increased 33 basis points for the second quarter of 2017, compared to the second quarter of 2016, and increased 10 basis points from the first quarter of 2017.  The yield on the purchased residential loans was 2.82% for the second quarter of 2017, compared to 3.43% for the second quarter of 2016, and 2.52% for the first quarter of

2017.  The yield on the purchased CRE loans was 3.51% for the second quarter of 2017, compared to 3.49% for the first quarter of 2017.

The yield on the loan portfolio decreased to 5.59% for the first six months of 2017, compared to 5.60% for the first six months of 2016, primarily due to the impact of the lower yielding purchased residential mortgage loans and purchased CRE loans, a lower yield on the factored receivables portfolio, and a decrease in the accretion of the loan purchase discount into loan interest income from the Focus transaction, partially offset by the impact of increases in the prime rate.  The yield on the Company’s legacy loan portfolio (excluding the purchased residential loans, purchased CRE loans, factored receivables portfolio, and accretion of the loan purchase discount from the Focus transaction) increased 28 basis points for the first six months of 2017, compared to the first six months of 2016.    The yield on the purchased residential loans was 2.66% for the first six months of 2017, compared to 3.43% for the first six months of 2016.  The yield on the purchased CRE loans was 3.50% for the first six months of 2017.

The accretion of the loan purchase discount in loan interest income from the Focus transaction was $257,000 for the second quarter of 2017, compared to $276,000 for the second quarter of 2016, and $213,000 for the first quarter of 2017.  The accretion of the loan purchase discount into loan interest income from the Focus transaction was $470,000 for the first six months of 2017, compared to $794,000 for the first six months of 2016.  The total purchase discount on non-impaired loans from the Focus loan portfolio was $4.6 million at the acquisition date, of which $3.4 million has been accreted to loan interest income from the acquisition date through June 30, 2017.

At June 30, 2017, NPAs decreased to $3.3 million, or 0.12% of total assets, compared to $4.7 million, or 0.20% of total assets, at June 30, 2016, and $5.6 million, or 0.21% of total assets, at March 31, 2017.  Foreclosed assets were $183,000 at June 30, 2017, compared to $313,000 at June 30, 2016, and $183,000 at March 31, 2017.  The following is a breakout of NPAs at the periods indicated:

	End of Period:
NONPERFORMING ASSETS	June 30, 2017		March 31, 2017		June 30, 2016
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Commercial and industrial loans	$1,512	45%	$3,704	66%	$504	11%
CRE loans	501	15%	912	16%	2,849	61%
Home equity and consumer loans	401	12%	252	5%	760	16%
SBA loans	384	11%	137	2%	40	1%
Land and construction loans	189	6%	195	4%	207	4%
Foreclosed assets	183	6%	183	3%	313	7%
Restructured and loans over 90 days past due and still accruing	171	5%	207	4%	—	—%
Total nonperforming assets	$3,341	100%	$5,590	100%	$4,673	100%

Classified assets declined to $7.5 million at June 30, 2017, compared to $22.8 million at June 30, 2016, and $10.4 million at March 31, 2017.

The following table summarizes the allowance for loan losses:

	For the Quarter Ended			For the Six Months Ended
ALLOWANCE FOR LOAN LOSSES	June 30,	March 31,	June 30,	June 30,	June 30,
(in $000’s, unaudited)	2017	2017	2016	2017	2016
Balance at beginning of period	$19,135	$19,089	$19,458	$19,089	$18,926
Provision (credit) for loan losses during the period	(46)	321	351	275	752
Net recoveries (charge-offs) during the period	308	(275)	112	33	243
Balance at end of period	$19,397	$19,135	$19,921	$19,397	$19,921

Total loans, net of deferred fees	$1,566,324	$1,513,287	$1,464,114	$1,566,324	$1,464,114
Total nonperforming loans	$3,158	$5,407	$4,360	$3,158	$4,360
Allowance for loan losses to total loans	1.24%	1.26%	1.36%	1.24%	1.36%
Allowance for loan losses to total nonperforming loans	614.22%	353.89%	456.90%	614.22%	456.90%

The ALLL at June 30, 2017 was 1.24% of total loans, compared to 1.36% at June 30, 2016, and 1.26% at March 31, 2017.  The ALLL to total nonperforming loans was 614.22% at June 30, 2017, compared to 456.90% at June 30 2016, and 353.89% at March 31, 2017.

Total deposits increased $300.9 million, or 15%, to $2.37 billion at June 30, 2017, compared to $2.07 billion at June 30, 2016, and increased $44.6 million, or 2%, from $2.33 billion at March 31, 2017.  Deposits, excluding all time deposits and CDARS deposits, increased $342.5 million, or 19%, to $2.16 billion at June 30, 2017, from $1.81 billion at June 30, 2016, and increased $58.5 million, or 3%, from $2.10 billion at March 31, 2017.

The total cost of deposits increased one basis point to 0.16% for the second quarter of 2017, compared to 0.15% for the second quarter of 2016, and remained the same as the first quarter of 2017. The total cost of deposits was 0.16% for the six months ended June 30, 2017, and 0.15% for the six months ended June 30, 2016.

On May 26, 2017, the Company completed an underwritten public offering of $40.0 million aggregate principal Subordinated Debt due June 1, 2027. The Subordinated Debt initially bears a fixed interest rate of 5.25% per year.  Commencing on June 1, 2022, the interest rate on the Subordinated Debt resets quarterly to the three-month LIBOR rate plus a spread of 336.5 basis points, payable quarterly in arrears.   Interest on the Subordinated Debt is payable semi-annually on June 1 and December 1 of each year through June 1, 2022 and quarterly thereafter on March 1, June 1, September 1 and December 1 of each year through the maturity date or early redemption date. The first interest payment will be made on December 1, 2017.  The Company at its option may redeem the Subordinated Debt, in whole or in part, on any interest payment date on or after June 1, 2022 without a premium.

The Subordinated Debt, net of unamortized issuance costs, totaled $39.1 million at June 30, 2017, and qualifies as Tier 2 capital for the Company under the guidelines established by the Federal Reserve Bank.  The issuance of Subordinated Debt resulted in an increase in the Company’s total risk‑based capital ratio at June 30, 2017, compared to March 31, 2017, and June 30, 2016, but had no effect on the other regulatory capital ratios of the Company.  All of the Bank’s regulatory capital ratios increased at June 30, 2017, compared to March 31, 2017, and June 30, 2016, primarily due to the downstream of $20.0 million of the proceeds of the Subordinated Debt from the Company to the Bank, partially offset by distributed dividends totaling $8.0 million from the Bank to the Company during the first six months of 2017.

The Company’s common equity Tier 1 risk‑based capital ratio increased at June 30, 2017, compared to June 30, 2016, primarily due to the exchange of 21,004 shares of the Company’s Series C convertible perpetual preferred stock, no par value (“Series C Preferred Stock”) for 5,601,000 shares of the Company’s common stock during the third quarter of 2016. The exchange of the Company’s Series C Preferred Stock for common stock had no effect on the Bank’s common equity Tier 1 risk‑based capital ratio.

Tangible equity was $217.4 million at June 30, 2017, compared to $204.1 million at June 30, 2016, and $211.6 million at March 31, 2017.  Tangible book value per common share was $5.70 at June 30, 2017, compared to $5.72 at June 30, 2016, and $5.57 at March 31, 2017.  There was no Series C Preferred Stock outstanding at June 30, 2017, and March 31, 2017, compared to 21,004 shares of Series C Preferred Stock outstanding at June 30, 2016.  The exchange of 21,004 shares of Series C Preferred Stock for 5,601,000 shares of the Company's common stock during the third quarter of 2016, resulted in a lower tangible book value per common share at June 30, 2017 and March 31, 2017, compared to June 30, 2016.    Pro forma tangible book value per common share, assuming the outstanding Series C Preferred Stock was converted into common stock, was $5.39 at June 30, 2016.

Accumulated other comprehensive loss was ($6.5) million at June 30, 2017, compared to ($2.1) million at June 30, 2016, and ($7.4) million at March 31, 2017. The unrealized gain (loss) on securities available-for-sale, net of taxes, included in accumulated other comprehensive loss was an unrealized gain of $280,000 at June 30, 2017, compared to an unrealized gain of $4.5 million June 30, 2016, and an unrealized loss of ($653,000) at March 31, 2017.  The components of accumulated other comprehensive loss, net of taxes, at June 30, 2017 include the following: an unrealized gain on available-for-sale securities of $280,000; the remaining unamortized unrealized gain on securities available-for-sale transferred to held-to-maturity of $320,000; a split dollar insurance contracts liability of ($3.5) million; a supplemental executive retirement plan liability of ($4.2) million; and an unrealized gain on interest-only strip from SBA loans of $597,000.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Los Altos, Los Gatos, Morgan Hill, Pleasanton, San Jose, Sunnyvale, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender.  Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in Santa Clara, CA and provides business-essential working capital factoring financing to various industries throughout the United States.  For more information, please visit www.heritagecommercecorp.com.

Forward-Looking Statement Disclaimer

These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results.  Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission, Item 1A of the Company’s Annual Report on Form 10-K, and the following: (1) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, high unemployment rates and overall slowdowns in economic growth should these events occur; (2) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (3) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (4) volatility in credit and equity markets and its effect on the global economy; (5) changes in the competitive environment among financial or bank holding companies and other financial service providers; (6) changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits; (7) our ability to develop and promote customer acceptance of new products and services in a timely manner; (8) risks associated with concentrations in real estate related loans; (9) an oversupply of inventory and deterioration in values of California commercial real estate; (10) a prolonged slowdown in construction activity; (11) other than temporary impairment charges to our securities portfolio; (12) changes in the level of nonperforming assets and charge-offs and other credit quality measures, and their impact on the adequacy of the Company’s allowance for loan losses and the Company’s provision for loan losses; (13) our ability to raise capital or incur debt on reasonable terms; (14) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (15) changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases, among others; (16) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (17) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (18) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (19) risks of loss of funding of Small Business Administration or SBA loan programs, or changes in those programs; (20) effect and uncertain impact on the Company of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated by supervisory and oversight agencies implementing the new legislation; (21) effect of lower corporate tax rates if enacted on the Company’s deferred tax asset; (22) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (23) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (24) costs and effects of legal and regulatory developments, including resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (25) availability of and competition for acquisition opportunities; (26) risks associated with merger and acquisition integration; (27) risks resulting from domestic terrorism; (28) risks of natural disasters and other events beyond our control; and (29) our success in managing the risks involved in the foregoing factors.

Member FDIC

	For the Quarter Ended:			Percent Change From:		For the Six Months Ended :
CONSOLIDATED INCOME STATEMENTS	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,	June 30,	Percent
(in $000’s, unaudited)	2017	2017	2016	2017	2016	2017	2016	Change
Interest income	$26,107	$24,697	$23,504	6%	11%	$50,804	$46,566	9%
Interest expense	1,174	871	760	35%	54%	2,045	1,518	35%
Net interest income before provision
for loan losses	24,933	23,826	22,744	5%	10%	48,759	45,048	8%
Provision (credit) for loan losses	(46)	321	351	(114)%	(113)%	275	752	(63)%
Net interest income after provision
for loan losses	24,979	23,505	22,393	6%	12%	48,484	44,296	9%
Noninterest income:
Service charges and fees on deposit accounts	801	740	783	8%	2%	1,541	1,550	(1)%
Increase in cash surrender value of
life insurance	420	422	440	0%	(5)%	842	889	(5)%
Servicing income	205	285	371	(28)%	(45)%	490	742	(34)%
Gain on sales of SBA loans	164	324	279	(49)%	(41)%	488	584	(16)%
Gain on proceeds from company-
owned life insurance	—	—	1,019	N/A %	(100)%	—	1,019	(100)%
Gain on sales of securities	—	(6)	347	100%	(100)%	(6)	527	(101)%
Other	703	530	421	33%	67%	1,233	963	28%
Total noninterest income	2,293	2,295	3,660	0%	(37)%	4,588	6,274	(27)%
Noninterest expense:
Salaries and employee benefits	9,209	9,486	8,742	(3)%	5%	18,695	17,689	6%
Occupancy and equipment	1,216	1,068	1,081	14%	12%	2,284	2,157	6%
Professional fees	673	1,071	708	(37)%	(5)%	1,744	1,533	14%
Other	4,156	3,703	3,850	12%	8%	7,859	7,687	2%
Total noninterest expense	15,254	15,328	14,381	0%	6%	30,582	29,066	5%
Income before income taxes	12,018	10,472	11,672	15%	3%	22,490	21,504	5%
Income tax expense	4,569	3,934	4,377	16%	4%	8,503	8,103	5%
Net income	7,449	6,538	7,295	14%	2%	13,987	13,401	4%
Dividends on preferred stock	—	—	(504)	N/A	(100)%	—	(1,008)	(100)%
Net income available to common shareholders	7,449	6,538	6,791	14%	10%	13,987	12,393	13%
Undistributed earnings allocated to
Series C preferred stock	—	—	(576)	N/A	(100)%	—	(979)	(100)%
Distributed and undistributed earnings
allocated to common shareholders	$7,449	$6,538	$6,215	14%	20%	$13,987	$11,414	23%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.20	$0.17	$0.19	18%	5%	$0.37	$0.35	6%
Diluted earnings per share	$0.19	$0.17	$0.19	12%	0%	$0.36	$0.35	3%
Weighted average shares outstanding - basic	38,070,042	37,957,999	32,243,935	0%	18%	38,014,020	32,184,825	18%
Weighted average shares outstanding - diluted	38,579,134	38,494,107	32,512,611	0%	19%	38,536,015	32,445,516	19%
Common shares outstanding at period-end	38,120,263	37,995,085	32,294,063	0%	18%	38,120,263	32,294,063	18%
Pro forma common shares outstanding at period-end,
assuming Series C preferred stock was converted
into common stock	N/A	N/A	37,895,063	N/A	N/A	N/A	37,714,479	N/A
Dividend per share	$0.10	$0.10	$0.09	0%	11%	$0.20	$0.18	11%
Book value per share	$7.06	$6.95	$7.37	2%	(4)%	$7.06	$7.37	(4)%
Tangible book value per share	$5.70	$5.57	$5.72	2%	0%	$5.70	$5.72	0%
Pro forma tangible book value per share, assuming
assuming Series C preferred stock was converted
into common stock	N/A	N/A	$5.39	N/A	N/A	N/A	$5.39	N/A

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	11.25%	10.15%	11.58%	11%	(3)%	10.74%	10.73%	0%
Annualized return on average tangible equity	14.00%	12.69%	14.68%	10%	(5)%	13.41%	13.66%	(2)%
Annualized return on average assets	1.12%	1.03%	1.25%	9%	(10)%	1.07%	1.15%	(7)%
Annualized return on average tangible assets	1.14%	1.05%	1.28%	9%	(11)%	1.10%	1.17%	(6)%
Net interest margin (fully tax equivalent)	4.07%	4.06%	4.27%	0%	(5)%	4.06%	4.24%	(4)%
Efficiency ratio	56.03%	58.68%	54.47%	(5)%	3%	57.33%	56.63%	1%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$2,671,476	$2,584,749	$2,345,874	3%	14%	$2,628,076	$2,347,549	12%
Average tangible assets	$2,619,351	$2,532,273	$2,292,248	3%	14%	$2,575,777	$2,293,715	12%
Average earning assets	$2,489,074	$2,409,043	$2,172,349	3%	15%	$2,449,280	$2,168,411	13%
Average loans held-for-sale	$4,238	$6,700	$2,951	(37)%	44%	$5,461	$3,848	42%
Average total loans	$1,503,149	$1,489,123	$1,415,001	1%	6%	$1,496,176	$1,392,931	7%
Average deposits	$2,330,517	$2,269,554	$2,042,524	3%	14%	$2,300,204	$2,036,711	13%
Average demand deposits - noninterest-bearing	$906,570	$887,008	$780,116	2%	16%	$896,843	$778,558	15%
Average interest-bearing deposits	$1,423,947	$1,382,546	$1,262,408	3%	13%	$1,403,361	$1,258,153	12%
Average interest-bearing liabilities	$1,438,178	$1,382,622	$1,262,415	4%	14%	$1,410,553	$1,259,030	12%
Average equity	$265,566	$261,344	$253,430	2%	5%	$262,572	$251,065	5%
Average tangible equity	$213,441	$208,868	$199,804	2%	7%	$210,273	$197,231	7%

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2017	2017	2016	2017	2016
ASSETS
Cash and due from banks	$36,223	$31,724	$30,820	14%	18%
Other investments and interest-bearing deposits
in other financial institutions	229,790	256,122	128,024	(10)%	79%
Securities available-for-sale, at fair value	369,901	341,590	390,435	8%	(5)%
Securities held-to-maturity, at amortized cost	368,266	341,383	210,170	8%	75%
Loans held-for-sale - SBA, including deferred costs	3,720	3,911	4,879	(5)%	(24)%
Loans:
Commercial	610,658	609,353	610,385	0%	0%
Real estate:
CRE	731,537	679,989	619,539	8%	18%
Land and construction	82,873	81,101	103,710	2%	(20)%
Home equity	79,930	80,360	78,332	(1)%	2%
Residential mortgages	48,732	49,569	32,852	(2)%	48
Consumer	13,360	13,807	20,037	(3)%	(33)%
Loans	1,567,090	1,514,179	1,464,855	3%	7%
Deferred loan fees, net	(766)	(892)	(741)	(14)%	3%
Total loans, net of deferred fees	1,566,324	1,513,287	1,464,114	4%	7%
Allowance for loan losses	(19,397)	(19,135)	(19,921)	1%	(3)%
Loans, net	1,546,927	1,494,152	1,444,193	4%	7%
Company-owned life insurance	59,990	59,570	58,765	1%	2%
Premises and equipment, net	7,595	7,512	7,542	1%	1%
Goodwill	45,664	45,664	45,664	0%	0%
Other intangible assets	6,163	6,605	7,734	(7)%	(20)%
Accrued interest receivable and other assets	58,661	53,558	50,066	10%	17%
Total assets	$2,732,900	$2,641,791	$2,378,292	3%	15%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$948,774	$917,037	$834,590	3%	14%
Demand, interest-bearing	573,699	575,637	499,512	0%	15%
Savings and money market	634,802	606,116	480,677	5%	32%
Time deposits-under $250	54,129	56,988	60,761	(5)%	(11)%
Time deposits-$250 and over	147,242	164,824	182,591	(11)%	(19)%
Time deposits - brokered	—	—	6,079	N/A	(100)%
CDARS - money market and time deposits	16,085	9,485	9,574	70%	68%
Total deposits	2,374,731	2,330,087	2,073,784	2%	15%
Subordinated debt, net of issuance costs	39,119	—	—	N/A	N/A
Accrued interest payable and other liabilities	49,819	47,800	46,995	4%	6%
Total liabilities	2,463,669	2,377,887	2,120,779	4%	16%

Shareholders’ Equity:
Series C preferred stock, net	—	—	19,519	N/A	(100)%
Common stock	216,788	216,039	194,765	0%	11%
Retained earnings	58,910	55,270	45,371	7%	30%
Accumulated other comprehensive loss	(6,467)	(7,405)	(2,142)	13%	(202)%
Total shareholders’ equity	269,231	263,904	257,513	2%	5%
Total liabilities and shareholders’ equity	$2,732,900	$2,641,791	$2,378,292	3%	15%

	End of Period:			Percent Change From:
CREDIT QUALITY DATA	June 30,	March 31,	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2017	2017	2016	2017	2016
Nonaccrual loans - held-for-investment	$2,987	$5,200	$4,360	(43)%	(31)%
Restructured and loans over 90 days past due and still accruing	171	207	—	(17)%	N/A
Total nonperforming loans	3,158	5,407	4,360	(42)%	(28)%
Foreclosed assets	183	183	313	0%	(42)%
Total nonperforming assets	$3,341	$5,590	$4,673	(40)%	(29)%
Other restructured loans still accruing	$121	$126	$141	(4)%	(14)%
Net charge-offs (recoveries) during the quarter	$(308)	$275	$(112)	(212)%	(175)%
Provision (credit) for loan losses during the quarter	$(46)	$321	$351	(114)%	(113)%
Allowance for loan losses	$19,397	$19,135	$19,921	1%	(3)%
Classified assets	$7,485	$10,368	$22,811	(28)%	(67)%
Allowance for loan losses to total loans	1.24%	1.26%	1.36%	(2)%	(9)%
Allowance for loan losses to total nonperforming loans	614.22%	353.89%	456.90%	74%	34%
Nonperforming assets to total assets	0.12%	0.21%	0.20%	(43)%	(40)%
Nonperforming loans to total loans	0.20%	0.36%	0.30%	(44)%	(33)%
Classified assets to Heritage Commerce Corp Tier 1
capital plus allowance for loan losses	3%	4%	10%	(25)%	(70)%
Classified assets to Heritage Bank of Commerce Tier 1
capital plus allowance for loan losses	3%	4%	10%	(25)%	(70)%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible equity (1)	$217,404	$211,635	$204,115	3%	7%
Tangible common equity (2)	$217,404	$211,635	$184,596	3%	18%
Shareholders’ equity / total assets	9.85%	9.99%	10.83%	(1)%	(9)%
Tangible equity / tangible assets (3)	8.11%	8.17%	8.78%	(1)%	(8)%
Tangible common equity / tangible assets (4)	8.11%	8.17%	7.94%	(1)%	2%
Loan to deposit ratio	65.96%	64.95%	70.60%	2%	(7)%
Noninterest-bearing deposits / total deposits	39.95%	39.36%	40.24%	1%	(1)%
Total risk-based capital ratio	14.4%	12.5%	12.3%	15%	17%
Tier 1 risk-based capital ratio	11.4%	11.4%	11.2%	0%	2%
Common Equity Tier 1 risk-based capital ratio	11.4%	11.4%	10.2%	0%	12%
Leverage ratio	8.5%	8.6%	9.0%	(1)%	(6)%
Heritage Bank of Commerce:
Total risk-based capital ratio	13.2%	12.2%	12.2%	8%	8%
Tier 1 risk-based capital ratio	12.2%	11.2%	11.1%	9%	10%
Common Equity Tier 1 risk-based capital ratio	12.2%	11.2%	11.1%	9%	10%
Leverage ratio	9.1%	8.4%	8.9%	8%	2%

(1)	Represents shareholders’ equity minus goodwill and other intangible assets

(2)	Represents shareholders’ equity minus preferred stock, minus goodwill and other intangible assets

(3)	Represents shareholders’ equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

(4)	Represents shareholders’ equity minus preferred stock, minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	For the Quarter Ended			For the Quarter Ended
	June 30, 2017			June 30, 2016
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$1,507,387	$21,207	5.64%	$1,417,952	$19,735	5.60%
Securities - taxable	629,387	3,442	2.19%	523,183	2,828	2.17%
Securities - exempt from Federal tax (3)	90,144	869	3.87%	92,230	885	3.86%
Other investments and interest-bearing deposits
in other financial institutions	262,156	893	1.37%	138,984	366	1.06%
Total interest earning assets (3)	2,489,074	26,411	4.26%	2,172,349	23,814	4.41%
Cash and due from banks	33,627			33,208
Premises and equipment, net	7,606			7,589
Goodwill and other intangible assets	52,125			53,626
Other assets	89,044			79,102
Total assets	$2,671,476			$2,345,874

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$906,570			$780,116

Demand, interest-bearing	582,024	302	0.21%	498,970	236	0.19%
Savings and money market	619,017	359	0.23%	505,697	269	0.21%
Time deposits - under $100	20,246	15	0.30%	22,618	16	0.28%
Time deposits - $100 and over	191,127	269	0.56%	217,586	219	0.40%
Time deposits - brokered	—	—	N/A	8,861	19	0.86%
CDARS - money market and time deposits	11,533	1	0.03%	8,676	1	0.05%
Total interest-bearing deposits	1,423,947	946	0.27%	1,262,408	760	0.24%
Total deposits	2,330,517	946	0.16%	2,042,524	760	0.15%

Subordinated debt, net of issuance costs	14,187	228	6.45%	—	—	N/A
Short-term borrowings	44	—	0.00%	7	—	0.00%
Total interest-bearing liabilities	1,438,178	1,174	0.33%	1,262,415	760	0.24%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	2,344,748	1,174	0.20%	2,042,531	760	0.15%
Other liabilities	61,162			49,913
Total liabilities	2,405,910			2,092,444
Shareholders’ equity	265,566			253,430
Total liabilities and shareholders’ equity	$2,671,476			$2,345,874

Net interest income (3) / margin		25,237	4.07%		23,054	4.27%
Less tax equivalent adjustment (3)		(304)			(310)
Net interest income		$24,933			$22,744

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.

(2)

Yield amounts earned on loans include fees and costs. The accretion (amortization) of deferred loan fees (costs) into loan interest income was $59,000 for the second quarter of 2017, compared to $77,000 for the second quarter of 2016

(3)	Reflects the fully tax equivalent adjustment for Federal tax exempt income based on a 35% tax rate.

	For the Six Months Ended			For the Six Months Ended
	June 30, 2017			June 30, 2016
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$1,501,637	$41,605	5.59%	$1,396,779	$38,923	5.60%
Securities - taxable	588,753	6,319	2.16%	501,850	5,603	2.25%
Securities - exempt from Federal tax (3)	90,278	1,740	3.89%	92,675	1,776	3.85%
Other investments and interest-bearing deposits
in other financial institutions	268,612	1,749	1.31%	177,107	886	1.01%
Total interest earning assets (3)	2,449,280	51,413	4.23%	2,168,411	47,188	4.38%
Cash and due from banks	33,233			33,078
Premises and equipment, net	7,566			7,660
Goodwill and other intangible assets	52,299			53,834
Other assets	85,698			84,566
Total assets	$2,628,076			$2,347,549

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$896,843			$778,558

Demand, interest-bearing	570,697	590	0.21%	500,461	472	0.19%
Savings and money market	605,660	653	0.22%	502,159	540	0.22%
Time deposits - under $100	20,330	30	0.30%	22,953	32	0.28%
Time deposits - $100 and over	196,453	542	0.56%	212,349	410	0.39%
Time deposits - brokered	—	—	N/A	11,843	49	0.83%
CDARS - money market and time deposits	10,221	2	0.04%	8,388	4	0.10%
Total interest-bearing deposits	1,403,361	1,817	0.26%	1,258,153	1,507	0.24%
Total deposits	2,300,204	1,817	0.16%	2,036,711	1,507	0.15%

Subordinated debt	7,133	228	6.45%	—	—	N/A
Short-term borrowings, net of issuance costs	59	—	0.00%	877	11	2.52%
Total interest-bearing liabilities	1,410,553	2,045	0.29%	1,259,030	1,518	0.24%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	2,307,396	2,045	0.18%	2,037,588	1,518	0.15%
Other liabilities	58,108			58,896
Total liabilities	2,365,504			2,096,484
Shareholders’ equity	262,572			251,065
Total liabilities and shareholders’ equity	$2,628,076			$2,347,549

Net interest income (3) / margin		49,368	4.06%		45,670	4.24%
Less tax equivalent adjustment (3)		(609)			(622)
Net interest income		$48,759			$45,048

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.

(2)

Yield amounts earned on loans include fees and costs. The accretion (amortization) of deferred loan fees (costs) into loan interest income was $170,000 for the six months ended June 30, 2017, compared to $108,000 for the six months ended June 30, 2016

(3)	Reflects the fully tax equivalent adjustment for Federal tax exempt income based on a 35% tax rate.